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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

        CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
       Date of Report (Date of earliest event reported): November 2, 2006


                        Commission File Number 001-31921


                      COMPASS MINERALS INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


              Delaware                                       36-3972986
  (State or other jurisdiction of                        (I.R.S. Employer
   incorporation or organization)                      Identification Number)


                        9900 West 109th Street, Suite 600
                             Overland Park, KS 66210
                                 (913) 344-9200
          (Address of principal executive offices and telephone number)


                                       N/A
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS;

On November 2, 2006 the Board of Directors (the "Board") of Compass Minerals International, Inc. (the "Company") adopted amendments to Articles II, III, VI and IX of the Company's Amended and Restated Bylaws (the "Bylaws").

Articles II and III were amended to authorize increased use of electronic communication in shareholder and director proceedings and to address other administrative matters.

Article VI was amended to allow stock holders to choose between an issued stock certificate or direct, ("book entry") registration of their shares.

Article IX relating to indemnification of and advancement of expenses to the Company's directors, officers and employees was also amended.

The Bylaws as amended became effective immediately upon their adoption by the Board. A copy of the bylaws as amended is attached as Exhibit 3.1 to this current Report on Form 8-K and a copy marked to show changes to the former Bylaws has been included as Exhibit 99.1 to this Current Report on Form 8-K

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

   (d) Exhibits:



Exhibit No.  Document
-----------  --------

3.1          Amended and Restated Bylaws of Compass Minerals International, Inc.

99.1 Amended and Restated Bylaws of Compass Minerals International, Inc. marked to show changes effected by the amendments discussed herein.



                                   SIGNATURES

     Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      COMPASS MINERALS INTERNATIONAL, INC.

Date:  November 7, 2006               /s/ Rodney L. Underdown
                                      ------------------------------------------
                                      Rodney L. Underdown Vice President, Chief
                                      Financial Officer, Secretary and Treasurer